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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 12, 1999 for Opticon Medical, Inc. included in Immune Response, Inc. Form 10-KSB for the fiscal year ended December 31, 1999 and to all references to our firm included in this Registration Statement.


                                           /s/ LUND KOEHLER COX & ARKEMA LLP
                                           LUND KOEHLER COX & ARKEMA LLP


Minneapolis, Minnesota
March 27, 2000